Warrant ACQUISITION agreement



This Warrant  Acquisition  Agreement  (this  "Agreement")  is entered into as of
January 13, 1997 (the "Effective Date") by and between Community Care of America, Inc., a Delaware corporation ("CCA"), on the one hand, and on the other hand, Integrated Health Services, Inc., a Delaware corporation ("IHS").


WHEREAS, CCA and IHS are parties to that certain Management Agreement, dated as of December 27, 1996 (the "Management Agreement"), pursuant to which IHS has agreed to provide certain services to CCA, on the terms and conditions contained therein; and


WHEREAS, in connection with the Management Agreement, CCA and IHS entered into that certain Revolving Credit Agreement, dated as of December 27, 1996 (the "Revolving Credit Agreement"), pursuant to which IHS agreed to make available to CCA a line of credit (the "Line of Credit") for up to Two Million Dollars ($2,000,000) to be evidenced by a Subordinated Note (the "Subordinated Note"); and


WHEREAS, CCA and IHS have continued to negotiate the terms upon which IHS would be willing to provide CCA with a Line of Credit for up to Five Million Dollars ($5,000,000); and


WHEREAS, in order to induce IHS to provide an aggregate Line of Credit to CCA of Five Million Dollars ($5,000,000), CCA has agreed to issue to IHS warrants (the "Warrants") to purchase up to 9.9% of the outstanding common stock of CCA (the "Common Stock"), on the terms and conditions set forth herein.


NOW, THEREFORE, the parties hereby agree as follows:


1. DEFINITIONS.1.DEFINITIONS As used in this Agreement, the following terms shall have the following respective meanings:


"Affiliate" of any particular Person means any executive officer, director (regardless of whether an officer), general partner, trustee and any other
Person that controls, is controlled by or is under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of the particular Person




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whether through the ownership of voting securities, contract or otherwise.

         "Common Stock" shall mean CCA's common stock, $.0025 par value.

         "day" shall mean any calendar day; "business day" shall mean any day other than Saturdays, Sundays and days that are a banking holiday in New York City; and "trading day" shall mean any day other than Saturdays, Sundays and days that are a scheduled holiday for the principal securities market in which the Common Stock is quoted or traded.

         "Additional Transaction Documents" shall mean the Series A and Series B Warrants described in Section 2.1 and the Registration Rights Agreement in the form attached hereto as Exhibit 3.

         "Person" shall mean any natural person and any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, limited liability partnership, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by a Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, limited liability partnership, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, limited liability partnership, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, limited liability partnership, partnership, association or other business entity.

         "Underlying Common Stock" shall mean (i) the shares of Common Stock issued or issuable upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

2. PURCHASE AND SALE OF THE WARRANTS.2.PURCHASE AND SALE OF THE WARRANTS

         2.1. The Effective Date Transaction. Simultaneously with the execution and delivery of this Agreement: (a) CCA is issuing to IHS the Series A Warrant, in the form attached hereto as Exhibit 1 (the "A-Warrant"); (b) CCA is issuing to IHS the Series B Warrant, in the form attached hereto as Exhibit 2 (the "B-Warrant"); and (c) the Revolving Credit Agreement is deemed to have been amended by CCA and IHS to provide an aggregate Line of Credit of Five Million Dollars ($5,000,000) in consideration for the issuance and sale of the Warrants.

3. ADDITIONAL TRANSACTION DOCUMENTS.7.ADDITIONAL TRANSACTION DOCUMENTS.

     3.1. Registration Rights Agreement. Simultaneously with the execution and delivery of this Agreement, CCA and IHS shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit 3.

4. REPRESENTATIONS AND WARRANTIES OF CCA; COVENANTS OF CCA.8.REPRESENTATIONS AND WARRANTIES OF CCA. CCA hereby represents and warrants to IHS that the statements in the following subsections of this Section 4 are all true and correct as of the Effective Date and covenants to CCA as follows:

     4.1. Organization, Standing, and Qualification of CCA. CCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Certificate of Incorporation and Bylaws of CCA, and all the amendments thereof to date, have been, if requested, delivered to IHS and are complete and correct. CCA has the power and the authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

     4.2. Absence of Conflicting Agreements. Neither (a) the execution or delivery of this Agreement, the Additional Transaction Documents, the amendment to the Revolving Credit Agreement or the other instruments and documents required or contemplated hereby and thereby, nor (b) the performance by CCA of the transactions contemplated hereby or thereby, conflicts with, or constitutes a breach of or a default or requires the consent of any third party under (i) to the best of its knowledge after due inquiry, any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (ii) to the best of its knowledge after due inquiry, any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iii) any agreement, indenture, contract or instrument to which CCA (or any of its Subsidiaries) is now a party or by which the assets of CCA (or any of its Subsidiaries) are bound.

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     4.3. Authority.  CCA has been and is duly authorized to execute and deliver this Agreement, the Additional Transaction Documents, the Management Agreement, the Revolving Credit Agreement (as amended hereby) and the other instruments and transactions required or contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution and delivery by CCA of this Agreement, the Additional Transaction Documents, the Management Agreement, the Revolving Credit Agreement (as amended hereby) and the other instruments and transactions required or contemplated hereby and thereby, and the performance by CCA of its obligations hereunder and thereunder do not and will not conflict with any provision of the Certificate of Incorporation or Bylaws of CCA (or any of its Subsidiaries) as amended to date. This Agreement, the Additional Transaction Documents, the Management Agreement, the Revolving Credit Agreement (as amended hereby) and the other instruments and transactions required or contemplated hereby and thereby, when duly executed and delivered, will be the legal, valid and binding obligation of CCA enforceable against it in accordance with its and their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors rights generally. Upon execution of this Agreement, CCA will have received the full purchase price or other consideration to be paid or given by IHS for the Warrants, as evidenced by the execution and delivery of the Warrants by CCA.

     4.4 Legal Proceedings. There are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of CCA, overtly threatened against or affecting CCA, its subsidiaries or affiliates, affecting CCA's ability to consummate the transactions contemplated herein or, except as may be set forth in reports filed by CCA with the Securities and Exchange Commission ("SEC"), of a nature required to be disclosed in reports filed with the SEC.

     4.5. Consents. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement by CCA other than any notice filing that is permitted to be made after the event that causes such filing to be made. CCA will timely make all such notice filings.

     4.6. Capitalization. The authorized capital stock of CCA consists of the following:

     (a) Common Stock. A total of 15,000,000 authorized shares of Common Stock, $.0025 par value, of which [7,597,801] shares are issued and outstanding.

     (b) Preferred Stock. A total of authorized shares of Preferred Stock, none of which is issued and outstanding.

     (c) Options, Warrants, Reserved Shares. CCA will provide IHS within five business days of the Effective Date a list of each stock option, warrant, convertible security or other rights to acquire its Common Stock outstanding as of the Effective Date. Except as disclosed in its filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), CCA has no obligation, contingent or otherwise, to repurchase any shares of Common Stock, whether or not currently outstanding.

     4.7. Disclosure. No representation or warranty by CCA in this Agreement or in any statement or certificate signed by any officer of CCA furnished or to be furnished to IHS pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. CCA's Form 10-K for the period ending December 31, 1995, filed on April 1, 1996; Forms 10-Q for the periods ending March 30, 1996, June 31, 1996, and September 30, 1996; Forms 8-K filed on October 11, 1996, July 12, 1996, June 11, 1996, May
29, 1996 (as  amended on July 30,  1996) and May 2, 1996 (as amended on July 12,
1996), and Proxy Statement dated May 10, 1996, each contained all material information required to be stated therein under the Exchange Act and the rules and regulations thereunder, as applicable, and as of their respective dates did not contain any untrue statement of a material fact.

     4.8. Registration Rights. CCA has not granted or agreed to grant any Person any rights inconsistent with the rights granted under the Registration Rights Agreement.

     4.9 Reservation of Shares. CCA hereby represents and covenants that it has reserved and at all times there shall be reserved for issuance such number and type of securities as the holders of the Warrants are entitled to receive upon exercise thereof. Prior to the issuance of any equity securities (or any instrument exercisable for or convertible into equity securities) and whenever otherwise required to satisfy this Section 4.9, CCA will amend its Certificate of Incorporation to the extent necessary to ensure that there is reserved for issuance a sufficient number and type of securities as the holders of the Warrants are entitled to receive upon exercise thereof.

     4.10 Press Release. CCA shall issue a press release on the Effective Date in the form attached hereto as Exhibit 4.

5. REPRESENTATIONS AND WARRANTIES OF IHS.9.REPRESENTATIONS AND WARRANTIES OF IHS. IHS represents and warrants to CCA as follows:

     5.1. Purchase for Own Account; Investment Intent. The Warrants are being acquired for IHS's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, other than pursuant to a transaction, or series of transactions, registered or exempt from registration under the Securities Act.

6. INFORMATION & INSPECTION RIGHTS.14.INFORMATION & INSPECTION RIGHTS.

     6.1. Information Rights. Prior to the expiration or full exercise of the Warrants, CCA shall deliver to IHS and any other Registered Holder (as such term is defined in the Warrants) of the Warrants copies of CCA's Forms 10-K, 10-Q and 8-K and CCA's Annual Reports to Stockholders and definitive proxy statement promptly after such documents are filed with the SEC.

     6.2 Inspection Rights. Prior to the expiration or full exercise of the Warrants, IHS and any person IHS may designate as agent shall have the same right as a stockholder to review all books and records, reports, accounts and other financial documents of CCA and to copy the same and to make excerpts therefrom, all at such reasonable times and as often as IHS may reasonably request, upon prior written notice to CCA, so long as such review and copying does not unreasonably interfere with the business of CCA and IHS and its agent agree to keep confidential, and not disclose, except as may be required by law or court order, any information obtained during such review of a confidential or proprietary nature (and not otherwise known to IHS through other sources or publicly known).

7. MISCELLANEOUS.17.MISCELLANEOUS.

     7.1. Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without regard to provisions regarding choice of laws.

     7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

     7.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. Any assignment or transfer of the Warrants shall be governed by the terms and conditions set forth therein. This Agreement and the rights and obligations therein may not be assigned by CCA without the advance written consent of IHS.

     7.4. Notices. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile to number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section; and (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

        To: IHS                                     To: CCA

     Integrated Health Services, Inc.          Community Care of America, Inc.
     10065 Red Run Boulevard                   3050 N. Horseshoe Drive
     Owings Mills, MD  21117                   Naples, FL  33942
     Fax:  410-998-8747                        Fax:  941-435-0087
     Attn.  Marshall A. Elkins, Esq.           Attn:  Gary Singleton, President

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

     7.5. Amendments. Any term of this Agreement may be amended only with the written consent of CCA and IHS.

     7.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to CCA or to IHS, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of CCA or IHS, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of CCA or IHS of any breach or default under this Agreement and any waiver on the part of CCA or IHS of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise, afforded to CCA or IHS shall be cumulative and not alternative.

     7.7. Finder's Fees. Each party hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee claimed by any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

     7.8. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.10. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

     7.11. Public Disclosure. Each party hereto agrees that neither it nor its Affiliates shall make any public statement or issue any press release relating to this Agreement, the Additional Transaction Documents or the transactions contemplated hereby or thereby, without the prior consent and approval of the other party, unless such party determines that such disclosure is required by law, in which case a copy of the disclosure shall provided to the other party for review and comment a reasonable time prior to public disclosure.

     IN WITNESS WHEREOF, the parties have executed this Warrant Acquisition Agreement to be effective as of the date first above written.



INTEGRATED HEALTH SERVICES, INC.            COMMUNITY CARE OF AMERICA, INC

By:                                         By:

Name:                                       Name:

Title:                                      Title:











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Warrant No. A-1                                            ___________ Shares

            No sale, offer or transfer of this warrant shall be made
            unless a registration statement under the Securities Act
                    of 1933, as amended, with respect to such
                      transaction is then in effect or such
                             transfer is exempt from
                          registration under such Act.

                                     Warrant
                     To Subscribe for and Purchase Shares of
                                 Common Stock of

                         COMMUNITY CARE OF AMERICA, INC.

         This certifies that, for value received, Integrated Health Services, Inc., a Delaware corporation (the "Holder") or its registered assigns, is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time at or after the time the Purchase Price (as defined herein) has been established (the "Commencement Date") and at or before 5:00 P.M., New York time, on January 13, 1999 (the "Expiration Date"), to subscribe for and purchase an aggregate of _____________ (_________) fully paid and non-assessable shares of the common stock, $.0025 par value ("Common Stock"), of Community Care of America, Inc. (the "Company"), at the Purchase Price (as defined herein), upon surrender of this Warrant and payment of the Purchase Price to the Company at the address set forth herein for notices to the Company or at such other place as the Company may designate by written notice to the Registered Holder. The number of shares of Common Stock issuable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein (any reference hereinafter to Purchase Price shall mean the Purchase Price as adjusted pursuant the terms of this Warrant). This Warrant is issued pursuant to that certain Warrant Acquisition Agreement, dated of even date herewith, between the Company and the Holder (the "Purchase Agreement").


     1.Certain Definitions.

     As used in this Warrant the following terms shall have the following respective meanings:

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 4.1(i) and 4.1(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the IHS Warrants. "Convertible Securities" shall mean any stock or securities directly or indirectly convertible into Common Stock.

     "IHS Warrants" shall mean this Warrant and Warrant No. W-2, issued to the Holder on even date herewith, and any warrants delivered in substitution or exchange therefor as provided herein and therein.

     "Market Price" as to any security on any day shall mean the closing sale price of such security as reported for such day pursuant to the consolidated quotation system or any other transaction reporting plan under Section 11A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if there have been no sales so reported for such day, the average of the best bid and best offer prices quoted under the consolidated quotation system or any other such transaction reporting plan as of 4:00 P.M., New York time, on such day, or, if on any day such security is not so quoted, the average of the best bid and best offered prices on such day in the domestic over-the-counter market as reported by any electronic communications network, as such term is used in Rule 11Ac1-1(a)(8) under the Exchange Act or by the National Quotation Bureau, Incorporated, or any similar successor or comparable organization. If at any time such security is not listed on any domestic securities exchange or quoted under a transaction reporting plan or in the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders; provided that if such parties are unable to reach agreement as to the Market Price, the Market Price shall be determined by appraisal as set forth in Section 12 of this Warrant.

     "Note" shall mean the Subordinated Note, dated as of December 27, 1996, executed by the Company pursuant to that certain Revolving Credit Agreement, dated as of December 27, 1996, between the Company and the Holder.

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.


     "Person" shall mean any natural person and any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Purchase Price" shall mean the price per share equal to the average of the high and low trading price of the Common Stock reported in The Wall Street Journal, Eastern edition, for the first two full trading days following the Date of Issuance (as such term is defined in Section 7.2 hereof) of this Warrant, as such price may be adjusted from time to time pursuant to Section 4 hereof.

     "Registered Holder" shall mean any Person in whose name this Warrant is registered upon the books and records maintained by the Company.

     "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Underlying Common Stock" shall mean (i) the shares of Common Stock issued or issuable upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

     2. Exercise.

     2.1 Exercise Period. The Warrant shall be exercisable in whole or in part from and after 9:00 A.M., New York time, on the Commencement Date.

     2.2 Exercise Procedure.

     (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items:

     (a) an Election to Purchase in the form attached hereto as Exhibit A, properly completed and executed by the Person (the "Purchaser") exercising all or part of the purchase rights represented by this Warrant;

     (b) this Warrant;

     (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7.1 hereof; and

     (d) either (1) a check or wire transfer payable to the Company in an amount equal to the product of the Purchase Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of Common Stock is equal to the Aggregate Exercise Price (and such withheld shares of Common Stock shall no longer be issuable under this Warrant), or (3) if the Holder holds the Note, a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold and apply such amount of principal or accrued but unpaid interest under the Note (whether or not then due) as is equal to the Aggregate Purchase Price (and such amount of principal or accrued and unpaid interest under the Note shall no longer be payable to the Holder).

         (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three (3) business days after the date of the exercise, together with cash in lieu of any fraction of a share of Common Stock that would be issuable upon such exercise in an amount equal to the Market Price of such fractional share as of the date of exercise. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such three (3) business day period deliver such new Warrant to the Purchaser.

     (iii) The shares of Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the time of exercise, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at such time.

     (iv) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Purchase Price then in effect.

     (v) The Company shall assist and cooperate with any Registered Holder or Purchaser to make any governmental filings or obtain any governmental approvals required prior to or in connection with any exercise of this Warrant (including, without limitation, making at the Company's own expense any filings required to be made by the Company).

     3. Expiration Date.

     The Warrant evidenced hereby may not be exercise after 5:00 P.M., New York time, on the Expiration Date with respect to the shares of the Common Stock as to which the Warrant may be exercised and, to the extent not exercised by the Expiration Date, the Warrant evidenced hereby shall become void.

     4. Adjustments.

     Subject to the provisions of this Section 4, the Purchase Price and the number of shares of the Common Stock as to which the Warrant may be exercised shall be subject to adjustment from time to time as hereinafter set forth:

     4.1 Effect on Purchase Price and Number of Shares of Certain Events. If and whenever on or after the Commencement Date, the Company issues or sells, or in accordance with this Section 4.1 is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to such time, then immediately upon such issuance or sale the Purchase Price shall be reduced pursuant to this Section 4.1 to a new Purchase Price determined by dividing (A) the sum of (x) the product derived by multiplying the Purchase Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Upon each such adjustment of the Purchase Price, the number of shares of Common Stock issuable upon the exercise of this Warrant (to the extent not theretofore exercised) shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. For purposes of determining the Purchase Price as adjusted under this Section 4.1, the following shall be applicable:

     (i) Issuance of Rights or Options. If on or after the Commencement Date the Company in any manner issues, grants or sells any Options and the price per share for which a share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Purchase Price in effect immediately prior to the time of the granting or sale of such Option, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amounts of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding for purposes of determining the Common Stock Deemed Outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this Section 4.1(i), the "price per share for which a share of Common Stock is issuable" shall be equal to the sum of the amount of consideration (if any) received or receivable by the Company with respect to the issuance, grant or sale of the Option, plus the amount of consideration (if any) that would be received by the Company with respect to exercise of the Option in full plus the amount of consideration (if any) that would be received by the Company with respect to conversion or exchange in full of any Convertible Security issuable upon exercise of such Option, all divided by the total number of shares of Common Stock issuable upon exercise of the Option and conversion or exchange of the Convertible Security. No further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

     (ii) Issuance of Convertible Securities. If on or after the Commencement Date the Company in any manner issues, grants or sells any Convertible Security and the price per share for which a share of Common Stock is issuable upon conversion or exchange thereof is less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding for purposes of determining the Common Stock Deemed Outstanding and to have been issued and sold by the Company at such time for such price per share. For the purposes of this Section 4.1(ii), the "price per share for which a share of Common Stock is issuable" shall be equal to the sum of the amount of consideration (if any) received or receivable by the Company with respect to the issuance, grant or sale of the Convertible Security plus the amount of consideration (if any) that would be received by the Company with respect to the conversion or exchange of such Convertible Security in full, all divided by the total number of shares of Common Stock issuable upon conversion or exchange of the Convertible Security. No further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Purchase Price has been or is to be made pursuant to other provisions of this Section 4, no further adjustment of the Purchase Price shall be made under this Section 4.1(ii) by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If the amount to be received by the Company upon the exercise of any Options outstanding as of the Commencement Date, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities outstanding as of the Commencement Date, or the rate at which any Convertible Securities outstanding as of the Commencement Date are convertible into or exchangeable for Common Stock changes at any time after the Commencement Date, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed for purposes of this Section 4.1 to have been issued, granted or sold as of the date of such changes and the Purchase Price shall be adjusted as provided herein; provided that no such change shall at any time cause the Purchase Price hereunder to be increased.

     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option described in Section 4.1(i) or the termination of any right to convert or exchange any Convertible Securities described in
Section 4.1(ii) without the exercise or conversion in whole or in part of such Option or Convertible Security, the Purchase Price then in effect and the number of shares of Common Stock issuable hereunder shall be adjusted immediately to the Purchase Price and the number of shares of Common Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, never been issued, granted or sold; provided that if such expiration or termination would result in an increase in the Purchase Price then in effect, such increase shall not be effective until thirty (30) days after written notice thereof has been given to the Registered Holder. For purposes of this Section 4.1, the expiration or termination of any Option or Convertible Security which was outstanding as of the Commencement Date shall not cause the Purchase Price hereunder to be adjusted unless, and only to the extent that, a change in the term of such Option or Convertible Security caused it to be deemed to have been issued after the Commencement Date pursuant to Section 4.1(iii).

     (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement, such fair value shall be determined by appraisal pursuant to Section 12.

     (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

     (vii) Each Series a Separate Security. In case an agreement relating to Options or Convertible Securities provides that more than one Purchase Price, conversion or exchange provisions are applicable to the securities issuable thereunder, then the securities subject to each different exercise price, conversion or exchange provisions shall be deemed to be subject to separate Options or Convertible Securities for purposes of applying this Section 4.1.

     (viii) Treasury Shares. The Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (ix) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.2 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant (to the extent not theretofore exercised) shall be proportionally increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price shall be proportionately increased and the number of shares of Common
Stock issuable upon exercise of this Warrant (to the extent not theretofore exercised) shall be proportionally decreased.

     4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, spin-off, consolidation, merger, sale or distribution of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders) to insure that each of the Registered Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon exercise of the Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders) with respect to such Holders' rights and interests to insure that the provisions of this Section 4, Section 5 and Section 6 hereof shall thereafter be applicable to the Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate reduction in the Purchase Price to the value of the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant (to the extent not theretofore exercised), if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such spin-off, consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from spin-off, consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     4.4 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features or equity-based valuation or any dividend or distribution of the capital stock issued by any Person other than the Company), then the Company's Board of Directors shall make an appropriate adjustment in the Purchase Price and the number of shares issuable upon exercise of this Warrant (to the extent not theretofore exercised) so as to protect the rights of the Registered Holders; provided that no such adjustment shall increase the Purchase Price as otherwise determined pursuant to this Section 4.

     4.5 Calculation of Purchase Price; Notices.

     (i) All calculations of the Purchase Price under this Section 4 shall be computed to the nearest One-Thousandth (1/1000th) of a cent.

     (ii) Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment, provided however, that such notice shall not be deemed to be conclusive as to the Purchase Price calculation. At the request of the Registered Holder, the Company shall certify the Purchase Price of and the number of shares for which a Warrant at the time may be exercised.

     (iii) The Company shall give written notice to the Registered Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (A) with respect to any subdivision or combination of the Common Stock that is subject to Section 4.2, or any other dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iv) The Company shall also give written notice to the Registered Holder at least thirty (30) days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     4.6 Excluded Transactions. The provisions of this Section 4 shall not apply to the exercise of the IHS Warrants.

     4.7 Expression of Purchase Price and Number of Shares. Irrespective of any adjustments or change in the Purchase Price or the number of securities actually purchasable under the Warrant, the Warrants theretofore and thereafter issued may continue to express the purchase price and the number of securities purchasable thereunder as the Purchase Price and the number of securities purchasable were expressed in the Warrant when initially issued.

     5. No  Rights or  Liabilities  as  Stockholders  and  Notice to  Registered
Holder.

     Nothing contained herein shall be construed as conferring upon the Registered Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company; provided, however, that in the event that:

     (a) the Company shall take a record of the holders of its Common Stock or other stock or securities for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right;

     (b) the Company shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Company, or a consolidation or merger of the Company into, or a sale of all or substantially all of its assets to, another corporation;

     (c) the Company shall take action to redeem or convert any or all of outstanding Common Stock or other stock or securities of the Company; or

     (d) the Company shall take action looking to a voluntary dissolution, liquidation or winding up of the Company;

     then, and in each such case, the Company shall mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, spin-off consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock or such other stock or securities shall be entitled to exchange their shares of Common Stock or such other stock or securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, conversion or redemption. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

     6. Duty to Register Common Stock.

     The shares of Common Stock issuable under this Warrant are subject to a Registration Rights Agreement with the Company dated of even date herewith.

     7. Transfers and Exchanges.

     7.1 Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder (including those under the Purchase Agreement) are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company. The Company shall record on its books the transferee as the Registered Holder of the portion of this Warrant transferred pursuant to this Section 7.1.

     7.2 Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like terms representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     8. Valid Issuance and Payment of Taxes.

     All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established that no tax or other charge is due.

     9. Mutilated or Missing Warrants.

     In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated Warrant, or in lieu of, and in substitution for, the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of reasonable evidence of such loss, theft, or destruction of such Warrant.

     10. Reserve.

     The Company hereby represents and covenants that it has reserved and at all times there shall be reserved for issuance such number and type of securities as the Registered Holders are entitled to receive upon exercise of the IHS Warrants. Prior to the issuance of any equity securities (or any instrument exercisable for or convertible into equity securities) and whenever otherwise required to satisfy this Section 10, the Company will amend its Certificate of Incorporation to the extent necessary to ensure that there is reserved for issuance a sufficient number and type of securities as the Registered Holders of the IHS Warrants are entitled to receive upon exercise thereof. 11. No Impairment.


     The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares issuable upon exercise of this Warrant above the Purchase Price and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

     12. Appraisal.

     In case of any dispute as to valuation of a security under this Agreement, the fair value of such security shall be determined by an appraiser without any discount for liquidity or restrictions under the Securities Act. This appraisal process shall be instituted within fourteen (14) days after a party to this Agreement notifies the other party of its desire to submit the issue to an appraiser. In the event that, within seven (7) days after a party to this Agreement notifies the other party of its desire to submit the issue to an appraiser, the parties do not agree on a single appraiser to determine the fair value of such security, the fair value of such security shall be determined, without any discount for liquidity or restrictions under the Securities Act, by the majority determination of a panel of three (3) appraisers who shall be selected in the following manner: the Company shall select one (1) appraiser and the Registered Holder entitled to exercise this Warrant for the greatest number of shares of Common Stock (in the event there shall be more than one Registered Holder), on behalf of all of the Registered Holders, shall select one (1) appraiser and the two (2) appraisers selected by the Company and the Registered Holder shall jointly select a third appraiser. The appraiser selected jointly by the parties and, if applicable, each member of the appraisal panel shall be an individual who personally and whose Affiliates shall not have a previous business relationship with either party. The appraiser and, if applicable, the appraisal panel shall endeavor to complete the appraisal as soon as practicable. The determination of such appraiser and, if applicable, the appraisal panel shall be final and binding on the Company and the Registered Holders, and the fees and expenses of such appraisal shall be borne equally by the Company, on the one hand, and the Registered Holders, on the other.

     13. Notices.

Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when received when sent by facsimile to number set forth below (provided, however, that notices given by facsimile shall not be effective unless either
(i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 13, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 13) and (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

    To: the Registered Holder                   To: the Company

    Integrated Health Services, Inc.            Community Care of America, Inc.
    10065 Red Run Boulevard                     3050 North Horseshoe Drive
    Owings Mills, MD  21117                     Naples, FL  33942
    Fax No.:  (410) 998-8747                    Fax No.:  (941) 435-0087
    Attn:  Marshall A. Elkins, Esq.             Attn:  Gary Singleton, President

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth above.

     14. Headings.

     The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

     15. Governing Law.

     This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to provisions regarding choice of laws.

     16. Severability.

     If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     17. No Inconsistent Agreements.

     The Company will not on or after the date of this Warrant enter into any agreement which is inconsistent with the rights granted to the Registered Holders of this Warrant or otherwise conflicts with the provisions hereof. The Company hereby represents and warrants that the rights granted to the Registered Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

     18. Saturdays, Sundays and Holidays.

     If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.


     IN WITNESS WHEREOF, Community Care of America, Inc. has caused this Warrant to be signed manually by a duly authorized officer of the Company on this 13th day of January, 1997.

                                       COMMUNITY CARE OF AMERICA, INC

                                       By:
                                       Name:
                                       Title:

                                    EXHIBIT A


                              ELECTION TO PURCHASE

                      To: Community Care of America, Inc.

                      __________________________________
                      __________________________________
                      __________________________________

The undersigned hereby elects to exercise the Warrant represented by the within Warrant Certificate to purchase __________ shares of the Common Stock issuable upon the exercise of the Warrant and requests that certificates for such shares shall be issued in the name of:



                                     (Name)



                                    (Address)



                                (Taxpayer number)

                              and be delivered to:



                                     (Name)

                                       at

                                    (Address)

         and, if said number of shares of the Common Stock shall not be all the shares of the Common Stock evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance remaining of such said shares be registered in the name of:



                                     (Name)



                                    (Address)



                                (Taxpayer number)

         and delivered to the undersigned at the address below stated.

         Dated:  _______________, 19__

         Name of holder of Warrant Certificate:



                                 (please print)



                                    (Address)



                                   (Signature)

                                    EXHIBIT B

                                   ASSIGNMENT

                    (to be executed by the registered holder
                   to effect a transfer of the within Warrant)

                               FOR VALUE RECEIVED

                    hereby sells, assigns and transfers unto


                                     (Name)


                                    (Address)



the right to purchase the ________ shares of Common Stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint to transfer the said right on the books of the Company, with full power of substitution.

                         Dated: _______________________

                                                     (Signature)



         /

                                    EXHIBIT 2
                                SERIES B Warrant



Warrant No. B-1                                             ___________ Shares

            No sale, offer or transfer of this warrant shall be made
            unless a registration statement under the Securities Act
                    of 1933, as amended, with respect to such
                      transaction is then in effect or such
                             transfer is exempt from
                          registration under such Act.

                                     Warrant
                     To Subscribe for and Purchase Shares of
                                 Common Stock of

                         COMMUNITY CARE OF AMERICA, INC.

         This certifies that, for value received, Integrated Health Services, Inc., a Delaware corporation (the "Holder") or its registered assigns, is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time at or after the time the Purchase Price (as defined herein) has been established (the "Commencement Date") and at or before 5:00 P.M., New York time, on January 13, 2002 (the "Expiration Date"), to subscribe for and purchase an aggregate of _____________ (_________) fully paid and non-assessable shares of the common stock, $.0025 par value ("Common Stock"), of Community Care of America, Inc. (the "Company"), at the Purchase Price (as defined herein), upon surrender of this Warrant and payment of the Purchase Price to the Company at the address set forth herein for notices to the Company or at such other place as the Company may designate by written notice to the Registered Holder. The number of shares of Common Stock issuable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein (any reference hereinafter to Purchase Price shall mean the Purchase Price as adjusted pursuant the terms of this Warrant). This Warrant is issued pursuant to that certain Warrant Acquisition Agreement, dated of even date herewith, between the Company and the Holder (the "Purchase Agreement").


     1.Certain Definitions.

As used in this Warrant the following terms shall have the following respective meanings:

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 4.1(i) and 4.1(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the IHS Warrants. "Convertible Securities" shall mean any stock or securities directly or indirectly convertible into Common Stock.

     "IHS Warrants" shall mean this Warrant and Warrant No. W-2, issued to the Holder on even date herewith, and any warrants delivered in substitution or exchange therefor as provided herein and therein.

     "Market Price" as to any security on any day shall mean the closing sale price of such security as reported for such day pursuant to the consolidated quotation system or any other transaction reporting plan under Section 11A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if there have been no sales so reported for such day, the average of the best bid and best offer prices quoted under the consolidated quotation system or any other such transaction reporting plan as of 4:00 P.M., New York time, on such day, or, if on any day such security is not so quoted, the average of the best bid and best offered prices on such day in the domestic over-the-counter market as reported by any electronic communications network, as such term is used in Rule 11Ac1-1(a)(8) under the Exchange Act or by the National Quotation Bureau, Incorporated, or any similar successor or comparable organization. If at any time such security is not listed on any domestic securities exchange or quoted under a transaction reporting plan or in the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders; provided that if such parties are unable to reach agreement as to the Market Price, the Market Price shall be determined by appraisal as set forth in Section 12 of this Warrant.

     "Note" shall mean the Subordinated Note, dated as of December 27, 1996, executed by the Company pursuant to that certain Revolving Credit Agreement, dated as of December 27, 1996, between the Company and the Holder.

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities. "Person" shall mean any natural person and any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Purchase Price" shall mean two times the price per share equal to the average of the high and low trading price of the Common Stock reported in The Wall Street Journal, Eastern edition, for the first two full trading days following the Date of Issuance (as such term is defined in Section 7.2 hereof) of this Warrant, as such price may be adjusted from time to time pursuant to
Section 4 hereof.

     "Registered Holder" shall mean any Person in whose name this Warrant is registered upon the books and records maintained by the Company.

     "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Underlying Common Stock" shall mean (i) the shares of Common Stock issued or issuable upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

     2. Exercise.

     2.1 Exercise Period. The Warrant shall be exercisable in whole or in part from and after 9:00 A.M., New York time, on the Commencement Date.

     2.2 Exercise Procedure.

     (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items:

     (a) an Election to Purchase in the form attached hereto as Exhibit A, properly completed and executed by the Person (the "Purchaser") exercising all or part of the purchase rights represented by this Warrant;

     (b) this Warrant;

     (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7.1 hereof; and

     (d) either (1) a check or wire transfer payable to the Company in an amount equal to the product of the Purchase Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of Common Stock is equal to the Aggregate Exercise Price (and such withheld shares of Common Stock shall no longer be issuable under this Warrant), or (3) if the Holder holds the Note, a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold and apply such amount of principal or accrued but unpaid interest under the Note (whether or not then due) as is equal to the Aggregate Purchase Price (and such amount of principal or accrued and unpaid interest under the Note shall no longer be payable to the Holder).

     (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three (3) business days after the date of the exercise, together with cash in lieu of any fraction of a share of Common Stock that would be issuable upon such exercise in an amount equal to the Market Price of such fractional share as of the date of exercise. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such three (3) business day period deliver such new Warrant to the Purchaser.

     (iii) The shares of Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the time of exercise, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at such time.

     (iv) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Purchase Price then in effect.

     (v) The Company shall assist and cooperate with any Registered Holder or Purchaser to make any governmental filings or obtain any governmental approvals required prior to or in connection with any exercise of this Warrant (including, without limitation, making at the Company's own expense any filings required to be made by the Company).

     3. Expiration Date.

     The Warrant evidenced hereby may not be exercise after 5:00 P.M., New York time, on the Expiration Date with respect to the shares of the Common Stock as to which the Warrant may be exercised and, to the extent not exercised by the Expiration Date, the Warrant evidenced hereby shall become void.

     4. Adjustments.

     Subject to the provisions of this Section 4, the Purchase Price and the number of shares of the Common Stock as to which the Warrant may be exercised shall be subject to adjustment from time to time as hereinafter set forth:

     4.1 Effect on Purchase Price and Number of Shares of Certain Events. If and whenever on or after the Commencement Date, the Company issues or sells, or in accordance with this Section 4.1 is deemed to have issued or sold, any share of Common Stock for a consideration per share less than one half of the Purchase Price in effect immediately prior to such time, then immediately upon such issuance or sale the Purchase Price shall be reduced pursuant to this Section
4.1 to a new Purchase Price determined by dividing (A) the sum of (x) the product derived by multiplying one half of the Purchase Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, and multiplying the result by two. Upon each such adjustment of the Purchase Price, the number of shares of Common Stock issuable upon the exercise of this Warrant (to the extent not theretofore exercised) shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. For purposes of determining the Purchase Price as adjusted under this Section 4.1, the following shall be applicable:

     (i) Issuance of Rights or Options. If on or after the Commencement Date the Company in any manner issues, grants or sells any Options and the price per share for which a share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than one half of the Purchase Price in effect immediately prior to the time of the granting or sale of such Option, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amounts of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding for purposes of determining the Common Stock Deemed Outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this Section 4.1(i), the "price per share for which a share of Common Stock is issuable" shall be equal to the sum of the amount of consideration (if any) received or receivable by the Company with respect to the issuance, grant or sale of the Option, plus the amount of consideration (if any) that would be received by the Company with respect to exercise of the Option in full plus the amount of consideration (if any) that would be received by the Company with respect to conversion or exchange in full of any Convertible Security issuable upon exercise of such Option, all divided by the total number of shares of Common Stock issuable upon exercise of the Option and conversion or exchange of the Convertible Security. No further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

     (ii) Issuance of Convertible Securities. If on or after the Commencement Date the Company in any manner issues, grants or sells any Convertible Security and the price per share for which a share of Common Stock is issuable upon conversion or exchange thereof is less than one half of the Purchase Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding for purposes of determining the Common Stock Deemed Outstanding and to have been issued and sold by the Company at such time for such price per share. For the purposes of this
Section 4.1(ii), the "price per share for which a share of Common Stock is issuable" shall be equal to the sum of the amount of consideration (if any) received or receivable by the Company with respect to the issuance, grant or sale of the Convertible Security plus the amount of consideration (if any) that would be received by the Company with respect to the conversion or exchange of such Convertible Security in full, all divided by the total number of shares of Common Stock issuable upon conversion or exchange of the Convertible Security. No further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Purchase Price has been or is to be made pursuant to other provisions of this Section 4, no further adjustment of the Purchase Price shall be made under this Section 4.1(ii) by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If the amount to be received by the Company upon the exercise of any Options outstanding as of the Commencement Date, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities outstanding as of the Commencement Date, or the rate at which any Convertible Securities outstanding as of the Commencement Date are convertible into or exchangeable for Common Stock changes at any time after the Commencement Date, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed for purposes of this Section 4.1 to have been issued, granted or sold as of the date of such changes and the Purchase Price shall be adjusted as provided herein; provided that no such change shall at any time cause the Purchase Price hereunder to be increased.

     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option described in Section 4.1(i) or the termination of any right to convert or exchange any Convertible Securities described in
Section 4.1(ii) without the exercise or conversion in whole or in part of such Option or Convertible Security, the Purchase Price then in effect and the number of shares of Common Stock issuable hereunder shall be adjusted immediately to the Purchase Price and the number of shares of Common Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, never been issued, granted or sold; provided that if such expiration or termination would result in an increase in the Purchase Price then in effect, such increase shall not be effective until thirty (30) days after written notice thereof has been given to the Registered Holder. For purposes of this Section 4.1, the expiration or termination of any Option or Convertible Security which was outstanding as of the Commencement Date shall not cause the Purchase Price hereunder to be adjusted unless, and only to the extent that, a change in the term of such Option or Convertible Security caused it to be deemed to have been issued after the Commencement Date pursuant to Section 4.1(iii).

     (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement, such fair value shall be determined by appraisal pursuant to Section 12.

     (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

     (vii) Each Series a Separate Security. In case an agreement relating to Options or Convertible Securities provides that more than one Purchase Price, conversion or exchange provisions are applicable to the securities issuable thereunder, then the securities subject to each different exercise price, conversion or exchange provisions shall be deemed to be subject to separate Options or Convertible Securities for purposes of applying this Section 4.1.

     (viii) Treasury Shares. The Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (ix) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.2 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant (to the extent not theretofore exercised) shall be proportionally increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price shall be proportionately increased and the number of shares of Common
Stock issuable upon exercise of this Warrant (to the extent not theretofore exercised) shall be proportionally decreased.

     4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, spin-off, consolidation, merger, sale or distribution of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders) to insure that each of the Registered Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon exercise of the Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders) with respect to such Holders' rights and interests to insure that the provisions of this Section 4, Section 5 and Section 6 hereof shall thereafter be applicable to the Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate reduction in the Purchase Price to the value of the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant (to the extent not theretofore exercised), if the value so reflected is less than one half of the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such spin-off, consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from spin-off, consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     4.4 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features or equity-based valuation or any dividend or distribution of the capital stock issued by any Person other than the Company), then the Company's Board of Directors shall make an appropriate adjustment in the Purchase Price and the number of shares issuable upon exercise of this Warrant (to the extent not theretofore exercised) so as to protect the rights of the Registered Holders; provided that no such adjustment shall increase the Purchase Price as otherwise determined pursuant to this Section 4.

     4.5 Calculation of Purchase Price; Notices.

     (i) All calculations of the Purchase Price under this Section 4 shall be computed to the nearest One-Thousandth (1/1000th) of a cent.

     (ii) Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment, provided however, that such notice shall not be deemed to be conclusive as to the Purchase Price calculation. At the request of the Registered Holder, the Company shall certify the Purchase Price of and the number of shares for which a Warrant at the time may be exercised.

     (iii) The Company shall give written notice to the Registered Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (A) with respect to any subdivision or combination of the Common Stock that is subject to Section 4.2, or any other dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iv) The Company shall also give written notice to the Registered Holder at least thirty (30) days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     4.6 Excluded Transactions. The provisions of this Section 4 shall not apply to the exercise of the IHS Warrants.

     4.7 Expression of Purchase Price and Number of Shares. Irrespective of any adjustments or change in the Purchase Price or the number of securities actually purchasable under the Warrant, the Warrants theretofore and thereafter issued may continue to express the purchase price and the number of securities purchasable thereunder as the Purchase Price and the number of securities purchasable were expressed in the Warrant when initially issued.

     5. No  Rights or  Liabilities  as  Stockholders  and  Notice to  Registered
Holder.

     Nothing contained herein shall be construed as conferring upon the Registered Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company; provided, however, that in the event that:

     (a) the Company shall take a record of the holders of its Common Stock or other stock or securities for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right;

     (b) the Company shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Company, or a consolidation or merger of the Company into, or a sale of all or substantially all of its assets to, another corporation;

     (c) the Company shall take action to redeem or convert any or all of outstanding Common Stock or other stock or securities of the Company; or

     (d) the Company shall take action looking to a voluntary dissolution, liquidation or winding up of the Company;

     then, and in each such case, the Company shall mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, spin-off consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock or such other stock or securities shall be entitled to exchange their shares of Common Stock or such other stock or securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, conversion or redemption. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

     6. Duty to Register Common Stock.

     The shares of Common Stock issuable under this Warrant are subject to a Registration Rights Agreement with the Company dated of even date herewith.

     7. Transfers and Exchanges.

     7.1 Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder (including those under the Purchase Agreement) are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company. The Company shall record on its books the transferee as the Registered Holder of the portion of this Warrant transferred pursuant to this Section 7.1.

     7.2 Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like terms representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     8. Valid Issuance and Payment of Taxes.

     All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established that no tax or other charge is due.

     9. Mutilated or Missing Warrants.

     In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated Warrant, or in lieu of, and in substitution for, the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of reasonable evidence of such loss, theft, or destruction of such Warrant.

     10. Reserve.

     The Company hereby represents and covenants that it has reserved and at all times there shall be reserved for issuance such number and type of securities as the Registered Holders are entitled to receive upon exercise of the IHS Warrants. Prior to the issuance of any equity securities (or any instrument exercisable for or convertible into equity securities) and whenever otherwise required to satisfy this Section 10, the Company will amend its Certificate of Incorporation to the extent necessary to ensure that there is reserved for issuance a sufficient number and type of securities as the Registered Holders of the IHS Warrants are entitled to receive upon exercise thereof. 11. No Impairment.


     The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares issuable upon exercise of this Warrant above the Purchase Price and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

     12. Appraisal.

     In case of any dispute as to valuation of a security under this Agreement, the fair value of such security shall be determined by an appraiser without any discount for liquidity or restrictions under the Securities Act. This appraisal process shall be instituted within fourteen (14) days after a party to this Agreement notifies the other party of its desire to submit the issue to an appraiser. In the event that, within seven (7) days after a party to this Agreement notifies the other party of its desire to submit the issue to an appraiser, the parties do not agree on a single appraiser to determine the fair value of such security, the fair value of such security shall be determined, without any discount for liquidity or restrictions under the Securities Act, by the majority determination of a panel of three (3) appraisers who shall be selected in the following manner: the Company shall select one (1) appraiser and the Registered Holder entitled to exercise this Warrant for the greatest number of shares of Common Stock (in the event there shall be more than one Registered Holder), on behalf of all of the Registered Holders, shall select one (1) appraiser and the two (2) appraisers selected by the Company and the Registered Holder shall jointly select a third appraiser. The appraiser selected jointly by the parties and, if applicable, each member of the appraisal panel shall be an individual who personally and whose Affiliates shall not have a previous business relationship with either party. The appraiser and, if applicable, the appraisal panel shall endeavor to complete the appraisal as soon as practicable. The determination of such appraiser and, if applicable, the appraisal panel shall be final and binding on the Company and the Registered Holders, and the fees and expenses of such appraisal shall be borne equally by the Company, on the one hand, and the Registered Holders, on the other.

     13. Notices.

     Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when received when sent by facsimile to number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 13, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 13) and (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

       To: the Registered Holder                To: the Company

       Integrated Health Services, Inc.         Community Care of America, Inc.
       10065 Red Run Boulevard                  3050 North Horseshoe Drive
       Owings Mills, MD  21117                  Naples, FL  33942
       Fax No.:  (410) 998-8747                 Fax No.:  (941) 435-0087
       Attn:  Marshall A. Elkins, Esq.          Attn:  Gary Singleton, President

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth above.

     14. Headings.

     The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

     15. Governing Law.

        I This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to provisions regarding choice of laws.

     16. Severability.

     If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     17. No Inconsistent Agreements.

     The Company will not on or after the date of this Warrant enter into any agreement which is inconsistent with the rights granted to the Registered Holders of this Warrant or otherwise conflicts with the provisions hereof. The Company hereby represents and warrants that the rights granted to the Registered Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

     18. Saturdays, Sundays and Holidays.

     If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.


IN WITNESS WHEREOF, Community Care of America, Inc. has caused this Warrant to be signed manually by a duly authorized officer of the Company on this 13th day of January, 1997.

                                                COMMUNITY CARE OF AMERICA, INC.

                                                By:
                                                Name:
                                                Title:

                                    EXHIBIT A


                              ELECTION TO PURCHASE

                      To: Community Care of America, Inc.
                      __________________________________
                      __________________________________
                      __________________________________

The undersigned hereby elects to exercise the Warrant represented by the within Warrant Certificate to purchase __________ shares of the Common Stock issuable upon the exercise of the Warrant and requests that certificates for such shares shall be issued in the name of:



                                     (Name)



                                    (Address)



                                (Taxpayer number)

                              and be delivered to:



                                     (Name)

                                       at

                                    (Address)

and, if said number of shares of the Common Stock shall not be all the shares of the Common Stock evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance remaining of such said shares be registered in the name of:



                                     (Name)



                                    (Address)



                                (Taxpayer number)

         and delivered to the undersigned at the address below stated.

         Dated:  _______________, 19__

         Name of holder of Warrant Certificate:



                                 (please print)



                                    (Address)



                                   (Signature)

                                    EXHIBIT B

                                   ASSIGNMENT

                    (to be executed by the registered holder
                   to effect a transfer of the within Warrant)

                               FOR VALUE RECEIVED

                    hereby sells, assigns and transfers unto


                                     (Name)


                                    (Address)



the right to purchase the ________ shares of Common Stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint to transfer the said right on the books of the Company, with full power of substitution.

                         Dated: _______________________

                                                     (Signature)



         /

                                    EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT


                                [TO BE INSERTED]
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the 13th day of January 1997 (the "Effective Date"), by and between Community Care of America, Inc., a Delaware corporation (the "Company"), on the one hand, and on the other hand, Integrated Health Services, Inc., a Delaware Corporation (the "Stockholder").

                                    RECITALS

         WHEREAS, the Company and the Stockholder are parties to a Warrant Acquisition Agreement, dated of even date herewith (the "Warrant Agreement"), pursuant to which the Company issued Series A Warrants and Series B Warrants (collectively, the "Warrants") to the Stockholder;

         WHEREAS, the Stockholder may acquire shares of the Common Stock of the Company, $0.0025 par value (the "Common Stock"), under the Warrants; and

         WHEREAS, the Warrant Agreement provides that the Company shall extend certain registration rights to the Stockholder;

         NOW, THEREFORE, the parties hereby agrees as follows:

     1.1 Definitions. For purposes of this Agreement:

     (a) The term "register", "registered", and "registration" refer to a registration affected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the use, by the Company, of its best efforts to cause the declaration or ordering of effectiveness of such registration statement or document.

     (b) The term "Underlying Common Stock" means (1) any of the shares of Common Stock issued upon exercise of the Warrants, and (2) any shares of the Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock issued or issuable under the Warrants, excluding in all cases, however, any Underlying Common Stock sold by a person in a transaction in which his, her or its rights under Section 1 are not assigned.

     (c) The term "Holder" means any person owning or having the right to acquire Underlying Common Stock or any assignee thereof in accordance with
Section 1.10 hereof.

     (d) The term "Person" means a natural person and any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or a government or any department or agency thereof.

     1.2 Registration Rights. The Company covenants and agrees as follows:

     (a) Piggyback Registration Rights. If, at any time after the first anniversary of the Effective Date (but without any obligation to do so), the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration statement or Form S-8 or Form S-4 or any successor form thereto), the Company shall, at such time, promptly give each Holder written notice of such registration. The Company shall, subject to the provisions of Section 1.6(b), cause all of the Underlying Common Stock owned by each Holder to be registered under the Act under the proposed registration statement, except that the Company shall not be required to register the Underlying Common Stock owned by a Holder if, within twenty (20) days after the Company gives notice of the proposed registration to the Holder, the Holder gives the Company written notice in accordance with Section 2.5 that he does not want all or a portion of the Underlying Common Stock held by him to be so registered.

     (b) Demand Registration Rights for Firm Commitment Underwritten Offerings. At any time after the first anniversary of the Effective Date, the Holders representing a majority of the Common Stock issued and issuable under the Warrants (regardless of whether representing a majority of the then outstanding Underlying Common Stock) may demand that the Company register under the Act, all or a portion of the shares of Common Stock issued or issuable under the Warrants, for sale pursuant to a firm commitment underwritten public offering, provided that the Company shall not be obligated to effect such registration and firm commitment underwritten public offering and sale of the Underlying Common Stock on more than two occasions in the aggregate for all of the Holders (it being understood that any firm commitment public offering that does not close for whatever reason shall not count against such limit).

     (c) Registration Rights for Shelf Offerings Not Involving Firm Commitment Underwritings.

(1) If at any time after the first anniversary of the Effective Date the Company is eligible to register on Form S-3 under the Act (or any successor "short form" registration statement) securities which are to be offered or sold solely by or on behalf of persons other than the Company, then the Holders of a majority of the outstanding Underlying Common Stock may demand that the Company register under the Act all or a portion of the Common Stock issued and issuable under the Warrants for offer and sale in transactions not involving a firm commitment underwritten offering. The Company shall as soon as practicable after the date thereof register with the Commission on a Form S-3 registration statement (or any successor "short form" registration statement) the Common Stock issued and issuable under the Warrants. Thereafter, the Holders of a majority of the outstanding Underlying Common Stock may, subject to the limitations set forth in
Section 1.2(c)(2) hereof, demand that the Company, on one occasion during each twelve month period from the Effective Date, prepare and file a post effective amendment to such registration statement, pursuant to Rule 424(b) under the Act, containing a prospectus meeting the requirements of Section 10 of the Act in order to permit the Holders to sell or distribute their Underlying Common Stock in transactions not involving a firm commitment underwritten public offering, and the Company shall prepare and file such other amendments and supplements thereto, and take such other actions as may be necessary to keep such prospectus and registration statement accurate and effective and to comply with the provisions of the Act with respect to the disposition of the Underlying Common Stock for a period of not less than ninety (90) days, provided that such time period shall be extended by the amount of time that any Holder is prevented from selling Underlying Common Stock under such registration statement as a result of
Section 1.2(c)(2) hereof.

(2) Notwithstanding the provisions of Section 1.2(c)(1) to the contrary, the Company shall not be obligated to file a post effective amendment to such registration statement pursuant to Rule 424(b) under the Act and/or a prospectus meeting the requirements of Section 10 of the Act pursuant to this Section 1.2(c) during any period if (i) the Company shall furnish to the Holders requesting such registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental at such time to the Company and its stockholders to file such amendments to such registration statement or prospectus (including by filing information incorporated by reference into such registration statement and/or prospectus) necessary to meet the requirements of
Section 10 of the Act, in which event the Company shall have the right to defer the filing of such amendments for a period of not more than sixty (60) days after presentation of such certificate to the Holders, (ii) if the Company has within twelve (12) months preceding the date of such request effected a registration of its securities in which Holders were entitled to participate pursuant to Section 1.2(a) or (b) hereof, or (iii) if the requesting Holder or Holders receive an opinion from counsel to the Company that registration of such Holder's or Holders' Underlying Common Stock is not required under the Act in order to effect the sale or other distribution contemplated by such Holder or Holders.

     1.3 Obligations of the Company. Whenever undertaking under this Section 1 to effect the registration of any Underlying Common Stock, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the Commission a registration statement with respect to such Underlying Common Stock and use its best efforts to cause such registration statement to become effective and keep such registration statement effective for ninety (90) days or such shorter period as requested by the Holders of a majority of the Underlying Common Stock registered thereunder.

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Underlying Common Stock owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event that a firm commitment underwritten public offering is utilized under the registration described in Section 1.2(a) or is demanded for the registration described in Section 1.2(b), include the Underlying Common Stock in such firm commitment underwritten public offering and enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Immediately notify each Holder of the Underlying Common Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to the Holders a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Underlying Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) Furnish, at the request of any Holder requesting registration of Underlying Common Stock pursuant to this Section 1, on the date that such Underlying Common Stock is delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in a firm commitment underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Underlying Common Stock and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in a firm commitment underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Underlying Common Stock.

     (h) If the Common Stock of the Company is listed on a national securities exchange or quoted on NASDAQ, use its best efforts to comply with the requirements of such exchange or NASDAQ to include shares of Underlying Common Stock covered by such registration statement for listing on each such securities exchange or for quotation on NASDAQ.

     1.4 Furnish Information.

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Underlying Common Stock of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Underlying Common Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Underlying Common Stock.

     (b) The Company shall give the Holders registering Underlying Common Stock and their underwriters, if any, the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Act.

     1.5 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification, to the extent set forth in Section 1.3, of the Underlying Common Stock with respect to each registration pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing, and qualification fees, printers, legal and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Underlying Common Stock (in the case of a firm commitment underwritten public offering).

     1.6 Underwritten Offers.

     (a) Whenever a registration requested pursuant to Section 1.2(b) hereof is for a firm commitment underwritten offering, the Holder(s) holding a majority of the Underlying Common Stock so requested to be included in such registration shall select the managing underwriter(s) of recognized standing to administer the offering, and each Holder requesting registration of its Underlying Common Stock for disposition in a firm commitment underwritten offering agrees to include such Underlying Common Stock in such firm commitment underwritten offering and shall be bound by the terms of the underwriting as agreed between the majority of Holders requesting registration and the underwriters.

     (b) In connection with a firm commitment underwritten offering of the Company's capital stock under Section 1.2(a) hereof, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in good faith will not jeopardize the success of the offering by the Company. If the total amount of securities, including Underlying Common Stock, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Underlying Common Stock, which the underwriters determine in good faith will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Underlying Common Stock and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

     1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.8 Indemnification. In the event any Underlying Common Stock is included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder who is not a director or executive officer of the Company, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, or the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, liabilities (joint or several) or actions to which any of the foregoing persons may become subject, under the Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder.

     (c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action) such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

     (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the firm commitment underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Underlying Common Stock in a registration statement under this Section 1, and otherwise.

     1.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144 promulgated under the Act;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

     (c) furnish to any Holder, so long as the Holder owns any Underlying Common Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 promulgated under the Act and the Exchange Act, (ii) a copy of the most recent annual and quarterly reports of the Company and such other report and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     1.10 Assignment of Registration Rights. The rights to cause the Company to register Underlying Common Stock pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted or subject to volume or manner of sale limitations under the Act.

     2. Miscellaneous.

     2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Warrants and the Underlying Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

     2.3   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5 Notices. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when sent by facsimile to the number set forth below such party's signature (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 2.5, or
(ii) the receiving party delivers a written confirmation of receipt of such notice either by facsimile or any other method described in this Section 2.5) and (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below such party's signature, with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the service provider. A party may change or supplement the address given above, or designate additional addresses, for purposes of this Section 2.5 by giving the other party written notice of the new address in the manner set forth above.

     2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.7 Amendments and Waivers. The Company and Holders of a majority of the Underlying Common Stock (to the extent issued and outstanding) can agree to an amendment of, or a waiver to, the terms of this Agreement.

     2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



INTEGRATED HEALTH SERVICES, INC.            COMMUNITY CARE OF AMERICA, INC.




By:
Name:                                       By:
Title:                                      Name:
         Address for Notice:                Title:
                                                       Address for Notice:
10065 Red Run Boulevard
Owings Mills, MD  21117                     3050 North Horseshoe Drive
Fax No. (410) 998-8747                      Naples, FL  33942
Attn:  Marshall A. Elkins, Esq.             Fax No. (941) 435-0087
                                            Attn:  Gary Singleton, President

                                    EXHIBIT 4

                                CCA PRESS RELEASE
                             DATED JANUARY 13, 1997

                                [TO BE INSERTED]